SHARE EXCHANGE AGREEMENT

By and Among

SINO-BIOTICS, INC.,

and

CH INTERNATIONAL HOLDINGS LIMITED,

and

KEG INTERNATIONAL LIMITED

Dated as of July 16, 2008

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 16th day of July 2008, by and among SINO-BIOTICS, INC., a Delaware corporation (“Sino”), CH INTERNATIONAL HOLDINGS LIMITED, a British Virgin Islands investment holding company (“CH International”) and KEG INTERNATIONAL LIMITED, a British Virgin Islands company (the “Stockholder”), upon the following premises:

RECITALS:

WHEREAS, Sino is a U.S. publicly held corporation with no significant operations; and

WHEREAS, CH International is a wholly-owned subsidiary of the Stockholder; and

WHEREAS, the Stockholder owns one hundred percent (100%) of the issued and outstanding shares of capital stock of CH International (the “CH International Shares”); and

WHEREAS, Sino desires to acquire the CH International Shares in exchange for the issuance by Sino to the Stockholder of Ninety-Three Million (93,000,000) newly-issued shares of Sino’s common stock, par value $0.001 per share (“Sino Common Stock”), on the terms and subject to the conditions set forth herein (the “Exchange”); and

WHEREAS, the parties hereto intend for this transaction to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

AGREEMENT:

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CH INTERNATIONAL

As an inducement to, and to obtain the reliance of Sino, except as set forth in those schedules prepared by CH International which are attached and made a part hereto (the “CH International Schedules”), CH International hereby represents and warrants as of the date hereof (the “Closing Date”) as follows:

Section 1.01 Organization. CH International is a company duly organized, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in Item 1.01 of the CH International Schedules are complete and correct copies of the Memorandum and Articles of Association of CH International as in effect on the date hereof (the “CH International Charter”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the CH International Charter. CH International has taken all actions required by law, from its CH International Charter, or otherwise to authorize the execution and delivery of this Agreement. CH International has full power, authority, and legal right and has taken all action required by law, the CH International Charter, and otherwise to consummate the transactions herein contemplated.

Section 1.02 Capitalization. The authorized capitalization of CH International consists of Fifty Thousand (50,000) ordinary shares of capital stock, par value $1.00 per share (“CH International Capital Stock”). There are One Hundred (100) shares of CH International Capital Stock currently issued and outstanding. The issued and outstanding shares are legally issued, fully paid and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Subsidiaries and Predecessor Corporations. The following entities are subsidiaries of CH International:

(a) Zhejiang CH Lighting Company Limited (“CH Lighting”), a wholly-owned operating entity organized under the laws of The People’s Republic of China (“PRC”) on September 27, 2000;

(b) Zhejiang CH Lighting Technology Company Limited (“CH Technology”) - a wholly-owned operating entity organized under the laws of the PRC on March 31, 2003;

(c) Zhejiang Shaoxing CH Lamps Manufacturing Company (“CH Lamps”), a wholly-owned operating entity organized under the laws of the PRC on September 27, 2000;

(d) CH Lighting (Hong Kong) (“CH Hong Kong”), a company organized under the laws of Hong Kong on November 10, 2000 and wholly-owned subsidiary of CH Lighting; and

(e) Shangyu CH Laboratory Testing Company Limited (“CH Labs”), a ninety percent (90%) owned entity organized under the laws of the PRC on January 7, 2008.

Beyond these entities, CH International does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation. For purposes hereinafter, the term “CH International” also includes CH Lighting, CH Technology, CH Lamps, CH Hong Kong, and its ninety percent (90%) ownership in CH Labs.

Section 1.04 Financial Statements. (a) Included in Item 1.04(a) of the CH International Schedules are (i) the audited balance sheet of CH International as of September 30, 2007 and the related audited statements of operations, stockholders’ equity and cash flows for the periods ended September 30, 2007 and 2006 together with the notes to such statements and the opinion of Mazars CPA Limited, independent certified public accountants of CH International (the “CH Audited Financial Statements”).

(b) Included in Item 1.04(b) of the CH International Schedules are: (i) an unaudited balance sheet of CH International at March 31, 2008 and the related unaudited statements of operations, stockholders’ equity and cash flows for the three (3) and six (6) months ended March 31, 2008; all such financial statements have been reviewed by Mazars CPA Limited, independent certified public accountants of CH International (together with the CH Audited Financial Statements, the “CH Financial Statements”).

(c) All such financial statements have been prepared in accordance with generally accepted accounting principles of the United States (“GAAP”) consistently applied throughout the periods involved. The CH International balance sheets are true and accurate and present fairly as of their respective dates the financial condition of CH International. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, CH International had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of CH International, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP.

(d) CH International has no liabilities with respect to the payment of any federal, state, county, local or other domestic or foreign taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable (if any).

(e) CH International has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(f) All of CH International’s assets are reflected in the CH Financial Statements, and, except as set forth in the CH Financial Statements or the notes thereto, CH International has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05 Information. The information concerning CH International set forth in this Agreement and in the CH International Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.06 Options or Warrants. Except as set forth in the CH Financial Statements, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued shares of capital stock of CH International.

Section 1.07 Absence of Certain Changes or Events. Since March 31, 2008:

(a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of CH International;

(b) CH International has not (i) amended the CH International Charter; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c) CH International has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

(d) Except as set forth in Item 1.07(d) of the CH International Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of CH International after reasonable investigation, threatened by or against CH International or affecting CH International or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. CH International does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.08 Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which CH International is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on Item 1.08 of the CH International Schedules. A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least One Hundred Thousand Dollars ($100,000).

(b) All contracts, agreements, franchises, license agreements, and other commitments to which CH International is a party or by which its properties are bound and which are material to the operations of CH International taken as a whole are valid and enforceable by CH International in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

(c) Except as included or described in the CH International Schedules or reflected in the most recent CH International balance sheet, CH International is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of CH International.

Section 1.09 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which CH International is a party or to which any of its assets, properties or operations are subject.

Section 1.10 Compliance With Laws and Regulations. To the best of its knowledge, CH International has complied with all applicable foreign and domestic statutes and regulations of any federal, state, provincial or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of CH International or except to the extent that noncompliance would not result in the occurrence of any material liability for CH International.

Section 1.11 Approval of Agreement. The Sole Director of CH International has authorized the execution and delivery of this Agreement by CH International and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Stockholder that the Exchange be accepted by the Stockholder.

Section 1.12 Valid Obligation. This Agreement and all agreements and other documents executed by CH International in connection herewith constitute the valid and binding obligation of CH International, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SINO

As an inducement to, and to obtain the reliance of CH International and the Stockholder, except as set forth in those schedules prepared by Sino which are attached and made a part hereto (the “Sino Schedules”), Sino represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization. Sino is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Set forth in Item 2.01 of the Sino Schedules are complete and correct copies of the Certificate of Incorporation (as amended) and Bylaws of Sino as in effect on the Closing Date. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Sino’s Certificate of Incorporation (as amended) or Bylaws. Sino has taken all action required by law, its Certificate of Incorporation (as amended), its Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Sino has full power, authority, and legal right and has taken all action required by law, its Certificate of Incorporation (as amended), Bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization. Sino’s authorized capitalization consists of (a) Five Hundred Million (500,000,000) shares of Sino Common Stock, of which 29,180,616 shares are issued and outstanding on the date immediately preceding the Closing Date and (b) Five Million (5,000,000) shares of preferred stock designated, none of which are issued or outstanding on the Closing Date. All issued and outstanding shares of Sino Common Stock are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03 Subsidiaries and Predecessor Corporations. Item 2.03 of the Sino Disclosure Schedules sets forth a brief description of all of Sino’s predecessors. Sino does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04 Financial Statements.

(a) Set forth in Item 2.04(a) of the Sino Schedules are (i) the audited balance sheets of Sino as of September 30, 2008 and the related audited statements of operations, stockholders’ equity and cash flows for the year ended September 30, 2008 together with the notes to such statements and the opinion of Malone & Bailey, PC, independent certified public accountants of Sino with respect thereto.

(b) Set forth in Item 2.04(b) of Sino Schedules are: (i) an unaudited balance sheet of Sino at March 31, 2008 and the related unaudited statements of operations, stockholders’ equity and cash flows for the three (3) and six (6) months ended March 31, 2008 and all such financial statements have been reviewed by Malone & Bailey, PC, independent certified public accountants with respect thereto.

(c) All such financial statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. The Sino balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Sino. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Sino had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of Sino, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP.

(d) Sino has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(e) Sino has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from its inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(f) All of Sino’s assets are reflected on its financial statements, and, except as set forth in the Sino Schedules or the financial statements of Sino or the notes thereto, Sino has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

(g) Sino shall have no liabilities on the Closing Date.

Section 2.05 Information. The information concerning Sino set forth in this Agreement and the Sino Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Sino.

Section 2.07 Absence of Certain Changes or Events. Since March 31, 2008:

(a) There has not been any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of Sino;

(b) Sino has not (i) amended its Certificate of Incorporation (as amended) or Bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any transactions or agreements other than in connection with this Agreement and the transactions contemplated herein; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

(c) Sino has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement.

Section 2.08 Litigation and Proceedings There are no actions, suits, proceedings or investigations pending or threatened by or against Sino or affecting Sino or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Sino has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09 Contracts. Except as set forth in Item 2.09 of the Sino Schedules:

(a) Sino is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral.

(b) Sino is not a party to or bound by, and the properties of Sino are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) Sino is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Sino.

Section 2.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Sino is a party or to which any of its assets, properties or operations are subject.

Section 2.11 Compliance With Laws and Regulations. To the best of its knowledge, Sino has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12 Approval of Agreement. The Board of Directors of Sino has authorized the execution and delivery of this Agreement by Sino and has approved this Agreement and the transactions contemplated hereby.

Section 2.13 Material Transactions or Affiliations. There exists no contract, agreement or arrangement between Sino and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Sino to own beneficially, five percent (5%) or more of the issued and outstanding common stock of Sino and which is to be performed in whole or in part after the date hereof or was entered into not more than three (3) years prior to the Closing Date. Neither any officer, director, nor five percent (5%) stockholder of Sino has, or has had since inception of Sino, any known interest, direct or indirect, in any such transaction with Sino which was material to the business of Sino. Sino has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14 Bank Accounts; Power of Attorney. Set forth in Item 2.14 of the Sino Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Sino within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Sino, (b) all safe deposit boxes and other similar custodial arrangements maintained by Sino within the past twelve (12) months, (c) the check ledger for the last twelve (12) months and (d) the names of all persons holding powers of attorney from Sino or who are otherwise authorized to act on behalf of Sino with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.15 Valid Obligation. This Agreement and all agreements and other documents executed by Sino in connection herewith constitute the valid and binding obligation of Sino, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.16 Filings. Sino has timely filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 2.17 OTCBB. Sino’s Common Stock is traded on the Over-The-Counter Bulletin Board (“OTCBB”) and the pink sheets and meets all requirements to be listed on the OTCBB and the pink sheets.

Section 2.18 Correspondence with SEC. Except as set forth in Item 2.18 of the Sino Schedules, Sino has had no correspondence with the U.S. Securities & Exchange Commission (the “SEC”) relating to Sino’s filings with the SEC.

Section 2.19  Sarbanes-Oxley Certifications. Sino has made all certifications to the SEC required to date under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

ARTICLE III
PLAN OF EXCHANGE

Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Stockholder, by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the CH International Shares, constituting all of the shares of CH International Capital Stock, including voting power, of CH International. In exchange for the transfer of the CH International Shares by the Stockholder, Sino shall issue to the Stockholder Ninety-Three Million (93,000,000) shares of Sino Common Stock, which such shares shall represent seventy-seven and one half percent (77.5%) of total number of issued and outstanding shares of Sino Common Stock upon issuance. On the Closing Date, the Stockholder shall surrender its certificate or certificates representing the CH International Shares to Sino, Sino’s counsel or Sino’s registrar or transfer agent. Upon consummation of the transaction contemplated herein, all of the shares of CH International Capital Stock shall be held by Sino. Upon consummation of the transaction contemplated herein (including, but not limited to, the cancellation of the shares set forth in Section 4.04 herein below), there shall be One Hundred Twenty Million (120,000,000) shares of Sino Common Stock issued and outstanding.

Section 3.02 Anti-Dilution. The number of shares of Sino Common Stock issuable upon exchange pursuant to Section 3.01 herein above shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Sino Common Stock which may occur between the date of the execution of this Agreement and the Closing Date.

Section 3.03 Closing Events. On the Closing Date, Sino, CH International and the Stockholder shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered on or prior to the Closing Date, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.04 Termination. This Agreement may be terminated by the Board of Directors of CH International only in the event that Sino or CH International do not meet the conditions precedent set forth in Articles V and VI. If this Agreement is terminated pursuant this Section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE IV
SPECIAL COVENANTS

Section 4.01 Access to Properties and Records. Sino and CH International will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Sino or CH International, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Sino or CH International, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 4.02 Delivery of Books and Records. On or prior to the Closing Date, CH International shall deliver to Sino the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of CH International now in the possession of CH International or its representatives. Sino shall deliver to CH International the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Sino now in the possession of Sino or its representatives.

Section 4.03 Third Party Consents and Certificates. Sino and CH International hereby agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04 Cancellation of Shares Held By Principal Stockholder. Concurrent and simultaneous with the consummation of this Agreement on the Closing Date, Venture Fund I, Inc., Sino’s principal stockholder (the “Principal Stockholder”) shall cancel 2,180,616 shares of Sino Common Stock held by the Principal Stockholder.

Section 4.05 Designation of Directors and Officers. On the Closing Date, (a) Zhao Guosong shall be appointed to serve as a director of Sino, (b) David Lennox shall resign as President, Chief Executive Officer, Chief Operations Officer, Treasurer, and Secretary of Sino (which shall constitute resignation from all of his positions as an officer of Sino), (c) Zhao Guosong shall be appointed to serve as President and Chief Executive Officer of Sino and (d) Huang Hsiao-I shall be appointed to serve as Chief Financial Officer of Sino. After compliance by Sino with Rule 14F-1 promulgated under the Exchange Act, Mr. Lennox’s resignation as a director shall become effective and Gan Caiying, along with Han Lijun, Ge Minhai, He Wei, Man Yun and Lu Guangming shall be appointed to serve as directors of Sino, with Zhao Guosong serving as Chairman of the Board and Gan Caiying serving as Vice Chairman of the Board. Sino shall draft all necessary instruments to effect the appointments described in this Section 4.05.

Section 4.06 Indemnification.

(a) CH International hereby agrees to indemnify Sino and each of the officers, agents and directors of Sino as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the closing hereunder and the consummation of the transactions contemplated hereby and termination of this Agreement for two (2) years following the Closing Date.

(b) Sino hereby agrees to indemnify CH International and each of the officers, agents, and directors of CH International and the Stockholder as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing hereunder and the consummation of the transactions contemplated hereby and termination of this Agreement for one (1) year following the Closing Date.

Section 4.07 The Acquisition of Sino Common Stock. Sino and CH International acknowledge and agree that the consummation of this Agreement including the issuance of the Sino Common Stock to the Stockholder in exchange for the CH International Common Stock as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state statutes. Sino and CH International agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a) In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, the Stockholder shall execute and deliver to Sino the Investment Representation Letter in substantially the form of Exhibit A attached hereto.

(b) In connection with the transactions contemplated by this Agreement, Sino and CH International shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the States where the Stockholder is domiciled or is otherwise required to file such notices, applications, reports or other instruments unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c) In order to more fully document reliance on the exemptions as provided herein, CH International, the Stockholder, and Sino shall execute and deliver to the other, at or prior to the Closing Date, such further letters of representation, acknowledgment, suitability, or the like as CH International, the Stockholder or Sino and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d) The Stockholder acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that a legal opinion will be provided to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF SINO

The obligations of Sino under this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by CH International and the Stockholder in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). CH International shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by CH International prior to or on the Closing Date. Sino shall be furnished with a certificate, signed by a duly authorized executive officer of CH International and dated the Closing Date, to the foregoing effect.

Section 5.02 Officer’s Certificate. Sino shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of CH International to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of CH International threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the CH International Schedules, by or against CH International, which might result in any material adverse change in any of the assets, properties, business, or operations of CH International.

Section 5.03 Good Standing. Sino shall have received a certificate of good standing from the Registrar of Companies in the British Virgin Islands, dated as of a date within ten (10) business days prior to the Closing Date certifying that CH International is in good standing as a limited company in the British Virgin Islands.

Section 5.04 Approval by Stockholder. The Exchange shall have been approved, and shares delivered in accordance with Section 3.01, by the holders of not less than one hundred percent (100%) of the outstanding CH International Capital Stock, including voting power, of CH International, unless a lesser number is agreed to by Sino.

Section 5.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of CH International after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.07 Other Items.

(a) Sino shall have received a list containing the names, addresses, and number of shares held by each holder of capital stock in CH International as of the Closing Date, certified by an executive officer of CH International as being true, complete and accurate; and

(b) Sino shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Sino may reasonably request.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF CH INTERNATIONAL
AND THE STOCKHOLDER

The obligations of CH International and the Stockholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Sino in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Sino shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Sino. Prior to or on the Closing Date, Sino shall furnish to CH International a certificate signed by a duly authorized officer of Sino and dated the Closing Date, to the foregoing effect.

Section 6.02 Officer’s Certificate. CH International shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Sino, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Sino threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Sino Schedules, by or against Sino, which might result in any material adverse change in any of the assets, properties or operations of Sino.

Section 6.03 Good Standing. CH International shall have received a certificate of good standing from the Secretary of State of Delaware or other appropriate office, dated as of a date within five (5) days prior to the Closing Date certifying that Sino is in good standing as a corporation in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Sino after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.06 Legal Opinion. CH International shall have been furnished with a legal opinion from Sino’s counsel in the form of Exhibit B hereto stating, among other things, that the transactions contemplated hereby are exempt from registration or qualification and that all presently issued and outstanding shares of Sino Common Stock, and all shares of Sino Common Stock which are being issued to the Stockholder pursuant to this Agreement on the date hereof, have been duly authorized, validly issued and are fully paid and nonassessable and free of any preemptive or similar rights, have been issued in compliance with applicable securities laws and regulations.

Section 6.07 Other Items. CH International shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as CH International may reasonably request.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Brokers. Sino and CH International agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Sino and CH International each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of State law, with the laws of the State of Delaware. Venue for all matters shall be in Miami, Florida, without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to CH International, to:	CH International Holdings Limited
1419 Worldwide Industrial Centre
43-47 Shan Mei Street
Fotan, New Territories, Hong Kong
Attention: Zhao Guosong
Telephone: 00852-35860226
Facsimile: 00852-35860221

With copies to:	K&L Gates LLP
Wachovia Financial Center
200 South Biscayne Blvd., Suite 3900
Miami, FL 33131
Attention: Clayton E. Parker, Esq.
Telephone (305) 539-3300
Facsimile: (305) 358-7095

If to Stockholder, to:	KEG International Limited
Room 42, 4F
New Henry House
10 Ice House Street
Central, Hong Kong
Attention: Zhao Guosong
Telephone: 00852-25232985
Facsimile: 00852-28450504

If to Sino, to:	Sino-Biotics, Inc.
501 South Johnstone, suite 501
Bartelsville, OK 74003
Attention: John Heskett, Esq.
Telephone: (918) 336-1773
Facsimile: (918) 336-3152

With copies to:	Heskett & Heskett, LLP
501 South Johnstone, suite 501
Bartelsville, OK 74003
Attention: John Heskett, Esq.
Telephone: (918) 336-1773
Facsimile: (918) 336-3152

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier and (iii) upon dispatch, if transmitted by facsimile or telecopy and receipt is confirmed by telephone.

Section 7.04 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.08 Recitals. The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

Section 7.09 Third Party Beneficiaries. This contract is strictly between Sino, the Stockholder and CH International, and, except as specifically provided, no director, officer, stockholder (other than the Stockholder), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.10 Expenses. Subject to Section 7.04 above, whether or not the Exchange is consummated, each of Sino, the Stockholder and CH International will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby; provided, however, that upon the consummation of the Exchange, Sino will not be responsible for the legal, accounting and other professional fees incurred by Sino prior to the Closing Date in connection with the Exchange or an of the other transactions contemplated hereby.

Section 7.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years.

Section 7.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.14 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 7.15 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

[Signature Page To Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Share Exchange Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

SINO-BIOTICS, INC.

By:	/s/ David Lennox
Name: David Lennox
Title: Sole Officer and Director

CH INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Zhao Guosong
Name: Zhao Guosong
Title: Sole Officer and Director

The undersigned Stockholder of CH International hereby agrees to participate in the Exchange on the terms set forth above. Subject to Section 7.11 above, the undersigned hereby represents and affirms that it has read each of the representations and warranties of CH International set out in Article I hereof and that, to the best of its knowledge, all of such representations and warranties are true and correct.

KEG INTERNATIONAL LIMITED

By:	/s/ Zhao Guosong
Name: Zhao Guosong
Title: Sole Director

CH INTERNATIONAL SCHEDULES

Item 1.01	Memorandum and Articles of Association of CH International Holdings Limited

Please see Annex A attached hereto.

Item 1.04(a)	Audited Financial Statements of CH International for the fiscal year ended September 30, 2007

Please see Annex B attached hereto.

Item 1.04(b)	Unaudited Consolidated Financial Statements of CH International Holdings Limited for the six (6) months ended March 31, 2008

Please see Annex C attached hereto.

Item 1.07(d)	Litigation and Proceedings

On January 12, 2008, a dispute arouse from performance of two (2) sales contracts entered into by and between CH Technology and Shenzhen Saiyue Industrial Co., Ltd. (“Saiyue”) whereby Saiyue was required to refund an advance payment of RMB141,049.80 (US$20,742) to CH Technology and to bear the legal costs in connection therewith. Such case is now pending before the Shenzhen Futian District Court.

Item 1.08	Material Contacts

Please see Annex D attached hereto.

SINO SCHEDULES

Item 2.01	Certificate of Incorporation (as amended) and Bylaws

Please see Annex E and Annex F attached hereto.

Item 2.03	Predecessor Corporations.

Sino’s predecessor, Innovative Coatings, a Georgia Corporation, ceased operations in June 2003. On August 1, 2003, ICC Holdings Corp. was formed as a wholly-owned subsidiary of Innovative Coatings.  Also on August 1, 2003, Instachem Systems was formed as a wholly-owned subsidiary of ICC Holdings Corp. and ICC Merger Corp. was formed as a wholly-owned subsidiary of Instachem Systems.  On August 11, 2003, ICC Holdings Corp. merged with its parent company, Innovative Coatings, to change its State of incorporation from Georgia to Oklahoma.  On August 12, 2003, ICC Merger Corp. bought ICC Holdings Corp. A new corporation with ownership unrelated to the above, Sino-Biotics, Inc., was formed in Delaware on July 6, 2005.  On July 18, 2005, Instachem Systems sold ICC Merger Corp. to an individual for $500.  On July 19, 2005, Sino bought Instachem Systems. As a result of the above, the pre-existing creditors of the original operating entity, Innovative Coatings, were spun off through the sale of ICC Merger in July 2005.

Item 2.04(a)	Audited Financial Statements of Sino for the fiscal year ended September 30, 2007

Please see Annex G attached hereto.

Item 2.04(b)	Unaudited Consolidated Financial Statements of Sino for the three (3) and six (6) months ended March 31, 2008

Please see Annex H attached hereto.

Item 2.09	Material Contracts

None.

Item 2.14	Bank Accounts; Powers of Attorney

None.

Item 2.18	Correspondence with SEC

Please see Annex I attached hereto.

EXHIBIT A

FORM OF INVESTMENT LETTER

The Board of Directors of Sino-Biotics, Inc.

Re: Purchase of Shares of Common Stock of Sino-Biotics, Inc.

Gentlemen:

In connection with the acquisition by the undersigned of Ninety-Three Million (93,000,000) shares of common stock of Sino-Biotics, Inc., par value $0.001 per share (the “Securities”), the undersigned represents that the Securities are being acquired without a view to, or for, resale in connection with any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (“Securities Act”), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain State statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an “underwriter” within the meaning of the Securities Act. It is understood that the definition of an “underwriter” focuses on the concept of “distribution” and that any subsequent disposition of the Securities can only be effected in transactions which are not considered distributions. Generally, the term “distribution” is considered synonymous with “public offering” or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in Rule 144 promulgated under the Securities Act. After six (6) months from the date the Securities are fully paid for and the subscription is accepted by the issuer, all as calculated in accordance with that Rule, sales of the Securities in reliance on Rule 144 can only be made in limited amounts in accordance with the terms and conditions of that Rule. After one (1) year from the date the Securities are fully paid for, as calculated in accordance with that Rule, the Securities can generally be sold without meeting these conditions provided the holder is not (and has not been for the preceding three (3) months) an affiliate of the issuer.

A-1

Sino-Biotics, Inc.
Page Two

The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Securities Act or under Section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to by it in writing; if Rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on Rule 144 in accordance with the terms and conditions of that Rule; the issuer is under no obligation to the undersigned to make Rule 144 available, except as may be expressly agreed to by it in writing; in the event Rule 144 is not available, compliance with Regulation A or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Securities without registration under the Securities Act; the issuer’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the convertible promissory notes and warrants composing the Securities will bear a legend in substantially the following form so restricting the sale of such Securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The issuer may refuse to register transfer of the securities in the absence of compliance with Rule 144 unless the undersigned furnishes the issuer with a “no-action” or interpretative letter from the U.S. Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as are set forth herein. The issuer may also refuse to transfer the securities if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

Very truly yours,

Dated:______________________
Zhao Guosong for and on behalf of KEG
International Limited

A-2

EXHIBIT B

[FORM OF LEGAL OPINION]

ANNEX A

[MEMORANDUM AND ARTICLES OF ASSOCIATION OF CH INTERNATIONAL HOLDINGS LIMITED]

ANNEX B

[AUDITED FINANCIAL STATEMENTS OF CH INTERNATIONAL HOLDINGS LIMITED FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2007]

ANNEX C

[UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF CH INTERNATIONAL HOLDINGS LIMITED FOR THE SIX MONTHS ENDED MARCH 31, 2008]
B-1

ANNEX D

(A) LOAN AGREEMENTS

LENDER (BANK)	US$	COMMENCEMENT	TERMINATION
China CITIC, Shangyu Branch	714,286	11-Apr-08	10-Apr-09
China Agriculture Bank, Shangyu Branch	1,342,857	13-Jul-07	10-Jul-08
China Agriculture Bank, Shangyu Branch	685,714	13-Aug-07	10-Aug-08
China Agriculture Bank, Shangyu Branch	742,857	27-Jul-07	26-Jul-08
China Agriculture Bank, Shangyu Branch	1,714,286	23-Jun-08	28-May-09
China Agriculture Bank, Shangyu Branch	1,228,571	28-Jun-08	6-Jun-09
Bank of China, Shangyu Branch	1,428,571	8-Jan-08	8-Nov-08
China ICBC, Shangyu Branch	714,286	15-Nov-07	23-Jul-08
China ICBC, Shangyu Branch	1,000,000	25-Jan-08	14-Jan-09
China ICBC, Shangyu Branch	714,286	15-Nov-07	23-Jul-08
China ICBC, Shangyu Branch	714,286	24-Oct-07	20-Aug-08
China ICBC, Shangyu Branch	1,428,571	21-May-08	16-Mar-09
China ICBC, Shangyu Branch	1,142,857	9-Apr-08	15-Feb-09
Shaoxin Commercial Bank, Shangyu Branch	1,428,571	10-Oct-07	08-Oct-08
Shaoxin Commercial Bank, Shangyu Branch	1,428,571	6-Jun-08	26-May-09
Shaoxin Commercial Bank, Shangyu Branch	1,428,571	11-Jun-08	25-May-09
China Import & Export Bank	7,142,857	30-Aug-07	8-Aug-30
Hengfeng Bank	1,428,571	4-Jan-08	3-Jul-08
Shenzhen Development Bank, Heping Branch	2,857,143	25-Mar-08	25-Mar-09
TOTAL	**29,285,714**		

(B) GUARANTEES

GUARANTEE FOR	BANK	US$	TERM
Zhejiang SL Chemical Ltd	China Construction Bank, Shangyu Branc	1,428,571	12/03/2007 - 11/03/2008
Zhejiang SL Chemical Ltd	China Merchants Bank, Shaoxin Branch	1,428,571	01/21/2008 - 07/21/2008
Zhejiang SL Chemical Ltd	China Merchants Bank, Shaoxin Branch	1,428,571	01/23/2008 - 07/23/2008
Zhejiang SL Chemical Ltd	China CITIC, Shangyu Branch	528,571	10/11/2007 - 10/11/2008
TOTAL		**4,814,286**

ANNEX D

(C) SALES CONTRACTS

CUSTOMER	COMMENCEMENT	TERMINATION	US$
ALFANAR COMPANY P.O.BOX	2008-01-06	01/06/2009	167,414
ALFANAR COMPANY P.O.BOX	2007-11-29	11/29/2008	167,414
HAVELL'S	2008-02-13	02/13/2009	101,150
NIMBUS CHOMYOUNG	2008-03-03	03/03/2009	232,337
BEIJING BEIFANG HANGDE ELECTRIC EQUIPMENT CO.,LTD	2008-02-07	02/07/2009	601,592
BEIJING CHENGKAI SUO LAN	2008-03-31	03/31/2009	463,871
BEIJING JINGMEIDA BUSINESS CO.,LTD	2008-02-09	02/09/2009	878,283
DANYANG HAUSHEND HOSPITAL EQUIPMENT CO.,TD	2008-03-05	03/05/2009	125,086
FEILE INTERNATIONAL BUSINESS CO.,LTD	2007-10-20	10/20/2008	156,762
State Department INSTITUTE	2007-11-03	11/03/2008	134,267
HANGZHAO LAITE ELECTRIC CO.,LTD	2007-11-14	11/14/2008	100,090
HANGZHAO LAITE ELECTRIC CO.,LTD	2008-02-05	02/05/2009	100,419
HANGZHAO LAITE ELECTRIC CO.,LTD	2008-02-05	02/05/2009	100,769
HANGZHAO LAITE ELECTRIC CO.,LTD	2008-03-11	03/11/2009	501,429
JIANGSU XINGFEI LIGHTING CO.,LTD	2007-11-03	11/03/2008	424,168
JINHUAJINGHUA LIGHTING CO.,LTD	2007-11-07	11/07/2008	214,284
NANRONG ELECTRIC CO.,LTD	2007-12-15	12/15/2008	102,279
NINGBO YIRUN INTERNATIONAL BUSINESS CO.,LTD	2008-03-01	03/01/2009	108,199
NINGBO YUNSHEN EX.& IM. CO.,LTD	2007-11-29	11/29/2008	196,977
OUYI LIGHTING CO.,LTD	2007-12-07	12/07/2008	156,639
QINDAO CH LIGHTING CO.,LTD	2007-11-06	11/06/2008	142,857
SHANGHAI AINISI CO.,LTD	2007-12-16	12/16/2008	141,317
SHANGHAI AINISI CO.,LTD	2007-12-16	12/16/2008	154,659
SHANGHAI AINISI CO.,LTD	2008-01-06	01/06/2009	128,701
SHANGHAI FEIMA EX.& IM. CO.,LTD	2007-12-05	12/05/2008	122,133
SHANGHAI TEYOUSHI LIGHTING CO.,LTD	2007-11-06	11/06/2008	428,775
Taiyuan CH Guangbao	2007-10-09	10/09/2008	496,000
XIAMEN DUOLIBAIDA BUSINESS CO.,LTD	2007-10-11	10/11/2008	499,990
ZHANGZHOU JINDA BUSINESS CO.,LTD	2007-11-07	11/07/2008	142,857
ZHEJIANG SHANGBAI BUSINESS CO.,LTD	2008-03-31	03/31/2009	338,331
CHINA CONSTRUCTION INSTITUTE	2008-01-11	01/11/2009	135,649
CHONGQIN ENWEIXI LIGHTING CO.,LTD	2007-11-07	11/28/2008	178,291
Pierlite	2008-05-04	2009-05-04	525,857
NIMBUS LIGHTING	2008-05-06	2009-05-06	565,490
Sylvania	2008-05-07	2009-05-07	107,017
Sylvania	2008-05-30	2009-05-30	189,025
Sylvania	2008-05-30	2009-05-30	104,875
Sylvania	2008-05-30	2009-05-30	105,425
GeonexT S.A.	2008-06-02	2009-06-02	119,295
FEILE BUSINESS CO.,LTD	2008-04-10	2009-04-10	283,731
FEILE BUSINESS CO.,LTD	2008-04-12	2009-04-12	112,016
KANLUX	2008-04-30	2009-04-30	130,864
EBIR ILMINACION	2008-05-14	2009-05-14	146,500
Athletic	2008-05-14	2009-05-14	249,389
FEILE BUSINESS CO.,LTD	2008-05-17	2009-05-17	216,668
FEILE BUSINESS CO.,LTD	2008-05-19	2009-05-19	133,683
HPL PROTECTION TECHN	2008-05-26	2009-05-26	101,499
Jadefield	2008-05-29	2009-05-29	660,557
KANLUX	2008-06-05	2009-06-05	219,970
Huizhou Huishi Advertisment	2008-03-01	2008-12-31	142,857
Shaoxing Shangfang Trading	2008-03-01	2008-12-31	114,286
Shanghai Guofeng Environmental Protection Technology	2008-03-01	2009-12-31	2,857,143
Guangdong Dongsong Pak Electrical Appliance	2008-03-06	2009-03-25	48,000
GE	2007-03-02	2009-03-15	N/A

ANNEX D

(D) SUPPLIER AGREEMENTS

SUPPLIER	COMMENCEMENT	TERMINATION	US$
Hua cheng Electronic	2008-01-07	2009-01-07	110,493
Shanghai shi qiang electricity CO.ltd	2008-02-15	2009-02-15	190,649
Hang zhou Liangliang electironic lighting CO.LTD	2008-03-21	2009-03-21	100,508
Hangzhou Lei te electricity CO,ltd	2008-03-21	2009-03-21	318,918
Hangzhou Lei te electricity CO,ltd	2008-03-24	2009-03-24	100,337
Kai Hua Tong li Lighting	2007-10-30	2008-10-30	286,486
Jiang men Ke Heng	2007-12-15	2008-12-15	100,000
Kai hua Hai Feng electronic technology Co.	2008-05-23	2009-05-23	100,714
Kai hua Hai Feng electronic technology Co.	2008-06-10	2009-06-10	100,714
Kai hua Hai Feng electronic technology Co.	2008-06-10	2009-06-10	100,714
Pu yan Hua xiang	2008-04-11	2009-04-11	143,143
Su zhou Xing Ya	2008-04-16	2009-04-16	207,779
Jiang men Ke Heng	2008-04-07	2009-04-07	320,211
Da Li Sui jin	2008-05-03	2009-05-03	104,643
Hua chuan Aluminum	2008-05-03	2009-05-03	110,743
Shang pu Fei xiang	2008-05-24	2009-05-24	178,775
Hua cheng electronic	2008-05-07	2009-05-07	210,120
Hua cheng electronic	2008-05-24	2009-05-24	417,471
Shanghai Lighting Association	2007-06-13	2010-06-13	18,571
Fudan University	2008-03-06	2009-03-25	N/A

(E) AGENCY AGREEMENTS

AGENT	AGENT	COMMENCEMENT	TERMINATION
SOLE AND EXCLUSIVE AGENCY AGREEMENT	A. ABUNAY YAN ELECTRIC CORP	06/21/2006	06/20/2009
EXCLUSIVE AGENCY AGREEMENT	TOPSTAR International Incorporated	08/25/2007	08/24/2012

ANNEX E

[CERTIFICATE OF INCORPORATION (AS AMENDED) OF SINO]

ANNEX F

[BYLAWS OF SINO]

ANNEX G

[AUDITED FINANCIAL STATEMENTS OF SINO FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2007]

ANNEX H

[UNAUDITED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008]

ANNEX I

[SINO CORRESPONDENCE WITH THE SEC]